Exhibit 99.1

Microbot Medical® Among Featured Companies Showcasing Novel Robotic Technologies and Digital Surgery Applications at the Society of Robotic Surgery Annual Meeting

Company CEO has been a featured presenter at several recent industry events on the emergence of endovascular robotics as expert speaking opportunities raising profile of the Company throughout medtech market

HINGHAM, Mass., July 21, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, will be participating at this year’s Society of Robotic Surgery (SRS) annual meeting, being held from July 23-26, in Fort Lauderdale, FL. Last year’s meeting was the first time that endovascular robotics was featured at SRS, and with the Company’s FDA clearance less than a year ago and the growing adoption of the LIBERTY System at leading academic centers in the U.S. for a broad range of peripheral endovascular procedures, the Company believes the continued focus on this segment of the market underscores its increasing importance within the robotic surgery landscape.

The panel session, titled: “Neurovascular Robotics,” will take place at 9:50 am ET on Saturday July 25th and will be moderated by Dr. Adnan Siddiqui, a University of Buffalo Distinguished Professor and Vice Chairman in the Department of Neurosurgery (UBNS) at the State University of New York at Buffalo’s Jacobs School of Medicine and Biomedical Sciences.

Harel Gadot, the Company’s, CEO, President and Chairman, will present an overview of the endovascular robotic market, which will be livestreamed at 10:25am ET at https://srs2026.eventscribe.net/SearchByBucket.asp?pfp=Track&bm=Plenary+3%3A+Novel+Robotic+Technologies+and+Applications+in+Digital+Surgery. Mr. Gadot will be joined by representatives from other medical robotics companies to discuss emerging technologies in the peripheral vascular, neurovascular and cardiovascular spaces.

Further highlighting the uniqueness of the LIBERTY System, the Company recently won the Innovative Start-Up Award from Surgical Robotics Technology (SRT), which recognizes companies with outstanding technological and commercial progress through highly innovative, groundbreaking technologies with the potential for broad healthcare impact1.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com

1.	https://www.surgicalroboticstechnology.com/surgical-robotics-industry-awards/categories/